SEPARATION AND GENERAL RELEASE AGREEMENT

THIS SEPARATION AND GENERAL RELEASE AGREEMENT (this "Separation Agreement") is entered into between Dominick DiPaolo (the "Employee") and MATINAS BIOPHARMA HOLDINGS, INC., having an office at 1545 Route 206 South, Suite 302, Bedminster, NJ 07921 (the "Employer"). Employer, together with its past, present and future direct and indirect parent organizations, subsidiaries, affiliated entities, professional employer organizations, related companies and divisions and each of their respective past, present and future officers, directors, employees, shareholders, trustees, members, partners, attorneys and agents (in each case, individually and their official capacities), and each of their respective employee benefit plans (and such plans' fiduciaries, agents, administrators and insurers, in their individual and their official capacities), as well as any predecessors, future successors or assigns or estates of any of the foregoing, is collectively referred to in this Separation Agreement as the "Released Parties."

A. Matinas and Employee entered into an employment agreement, dated March 16, 2017 (the "Employment Agreement").

B. Matinas and Employee have been engaged in discussions regarding a separation from service and desire to settle all matters between them by entering into this Separation Agreement on the terms and conditions set forth herein.

In consideration of the foregoing premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Separation of Employment. Employee and Matinas have mutually agreed to terminate the Employment Agreement. Employee acknowledges, confirms and agrees that his last day of employment with Matinas shall be June 13, 2018 (the "Separation Date"). The Employment Agreement is hereby superseded and terminated by this Separation Agreement. Employee further acknowledges that, except as otherwise specifically provided in this Separation Agreement, Employee has received all compensation and benefits to which Employee is entitled under the Employment Agreement or otherwise as a result of Employee's employment. Employee understands that, except as otherwise provided in this Separation Agreement, Employee is entitled to nothing further from the Released Parties, including reinstatement by Employer.

2. Employee General Release of Released Parties. In consideration of the payment set forth in Section 4 below, Employee (on his own behalf and on behalf of his heirs, executors, administrators, trustees, legal representatives, successors and assigns) hereby unconditionally and irrevocably releases, waives, discharges and gives up, to the full extent permitted by law, any and all Claims (as defined below) that Employee may have against any of the Released Parties, including without limitation, Insperity PEO Services, L.P. ("Insperity") (including its current and former parent companies, subsidiaries, and other affiliated companies as well as any of their current and former insurers, directors, officers, agents, shareholders, and employees), arising on or prior to the date of Employee's execution and delivery of this Separation Agreement to Employer. "Claims" means any and all actions, charges, controversies, demands, causes of action, suits, rights, and/or claims whatsoever for debts, sums of money, wages, salary, severance pay, expenses, commissions, fees,

bonuses, unvested stock options and/or other equity compensation, vacation pay, sick pay, fees and costs, attorneys' fees, losses, penalties, damages, including damages for pain and suffering and emotional harm, arising, directly or indirectly, out of any promise, agreement, offer letter, contract, understanding, common law, tort, the laws, statutes, and/or regulations of the States of New Jersey, Florida, or any other state or municipality and the United States, including, but not limited to, federal and state wage and hour laws (to the extent waiveable), federal and state whistleblower laws, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act of 2009, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act (excluding COBRA), the Vietnam Era Veterans Readjustment Assistance Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act ("ADEA"), the Older Workers' Benefit Protection Act, the Occupational Safety and Health Act, the Sarbanes-Oxley Act of 2002, the federal False Claims Act, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey Civil Rights Act, the New Jersey Conscientious Employee Protection Act, the New Jersey False Claims Act, the Florida Civil Human Rights Act, the Florida ADIS Act, the Florida Wage Discrimination Law, the Florida Equal Pay Law, and the Florida Whistleblower Protection Law, as each may be amended from time to time, whether arising directly or indirectly from any act or omission, whether intentional or unintentional. This releases all Claims including those of which Employee is not aware and those not mentioned in this Separation Agreement. Employee specifically releases any and all Claims arising out of Employee's employment with Employer and Insperity or termination therefrom. Employee expressly acknowledges and agrees that, by entering into this Separation Agreement, Employee is releasing and waiving any and all rights or Claims including, without limitation, Claims that Employee may have arising under ADEA, which have arisen on or before the date of Employee's execution and delivery of this Separation Agreement to Employer.

3. Representations; Covenant not to Sue. Employee hereby represents and warrants that (A) Employee has not filed, caused or permitted to be filed any pending proceeding (nor has Employee lodged a complaint with any governmental or quasi-governmental authority) against any of the Released Parties, nor has Employee agreed to do any of the foregoing, (B) Employee has not assigned, transferred, sold, encumbered, pledged, hypothecated, mortgaged, distributed, or otherwise disposed of or conveyed to any third party any right or Claim against any of the Released Parties that has been released in this Separation Agreement, and (C) Employee has not directly or indirectly assisted any third party in filing, causing or assisting to be filed, any Claim against any of the Released Parties. Except as set forth in Section 11 below, Employee covenants and agrees that Employee shall not encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by himself or any third party of a proceeding or Claim against any of the Released Parties.

4. Separation Payment. Notwithstanding the language contained in the Employment Agreement, the parties have mutually agreed that, as good consideration for Employee's execution, delivery, non-revocation, and full compliance with the terms of this Separation Agreement, Employer shall provide Employee with a payment equal to $22,917 (less applicable withholdings and deductions), referred to herein as the "Separation Payment".

Employee acknowledges that Employee is not otherwise entitled to receive the Separation Payment and acknowledges that nothing in this Separation Agreement shall be deemed to be an admission of

liability on the part of any of the Released Parties. Employee agrees that Employee will not seek anything further from any of the Released Parties. Employee also agrees that the Separation Payment to be paid under this Separation Agreement is due solely from the Company and that Insperity has no obligation to pay the Separation Payment even though it may be processed through Insperity.

5. Who is Bound. Employer and Employee are bound by this Separation Agreement. Anyone who succeeds to Employee's rights and responsibilities, such as the executors of Employee's estate, is bound and anyone who succeeds to Employer's rights and responsibilities, such as its successors and assigns, is also bound.

6. Securities Law. Employee understands that he will continue to be deemed an affiliate for a period of three months after the Separation Date under applicable federal securities laws and therefore the restrictive legends on any shares of common stock that Employee owns will not be removed until at least three months after the Separation Date. Employee acknowledges and understands that even after three months, Employee is still unable to trade in Matinas securities if Employee is in possession of material, non-public information. Compliance with insider-trading law is Employee's responsibility, and given the potentially severe penalties for violations, Employee should take extra care and seek his own advice on trading. In addition, in accordance with Section 16 of the Exchange Act of 1934, as amended, Employee is subject to reporting obligations with respect to Matinas securities, including option exercises, open-market purchases or sales, and short-swing profit rules and such obligations may continue for up to six months after his Separation Date. Employee shall inform Employer of any such transactions so Employer can assist with any required Form 4 filings.

7. Cooperation. Employee agrees that in the next two weeks, he shall disclose in a form reasonably acceptable to Employer, all information relevant to his open projects and tasks and to assist in the transition of his duties as requested. If Employee does not comply with this obligation, as determined in Employer's sole judgment and discretion, the Employer shall revoke its offer to pay the Separation Payment, and Employee shall have no basis to receive any of the payments or benefits set forth herein. Employee further agrees, upon Employer's request, at all times through and the after the Separation Date, to reasonably cooperate, by providing truthful information and/or testimony, in any Employer investigation, litigation, arbitration, or regulatory proceeding regarding events that occurred during Employee's tenure with Employer. Employee will make himself reasonably available to consult with Employer's counsel, to provide information, and to appear to give testimony. Employer will, to the extent permitted by law and applicable court rules, reimburse Employee for reasonable out-of-pocket expenses Employee incurs in extending such cooperation, so long as Employee provides advance written notice of Employee's request for reimbursement and provides satisfactory documentation of the expenses.

8. Employer Property. Employee represents and warrants that, as of the Separation Date, Employee has returned to Employer all property in Employee's possession, custody or control belonging to Employer, including, but not limited to, all equipment, computers, pass codes, keys, swipe cards, credit cards, documents or other materials, in whatever form or format, that Employee received, prepared, or helped prepare. Employee represents that Employee has not retained any copies, duplicates, reproductions, computer disks, or excerpts thereof, of correspondence,

memoranda, reports, notebooks, drawings, photographs, or other documents relating in any way to the business or affairs of Employer or any third parties associated with the Employer.

9. Remedies. If Employee breaches any term or condition of this Separation Agreement or any representation made by Employee in this Separation Agreement was false when made, it shall constitute a material breach of this Separation Agreement and in addition to and not instead of the Released Parties' other remedies hereunder or otherwise at law or in equity, Employee shall be required to immediately, upon written notice from Employer, return the value of the Separation Payment under this Separation Agreement, less \$500.00. Employee agrees that if Employee is required to return the payments as described herein, this Separation Agreement shall continue to be binding on Employee and the Released Parties shall be entitled to enforce the provisions of this Separation Agreement as if the payments had not been repaid to Employer and Employer shall have no further payment obligations to Employee hereunder.

10. Construction of Agreement. This Separation Agreement, as well as any nondisclosure, invention assignment, and restrictive covenants agreement, shall remain in full force and effect. In the event that one or more of the provisions contained in this Separation Agreement shall for any reason be held unenforceable in any respect under the law of any state of the United States or the United States, such unenforceability shall not affect any other provision of this Separation Agreement, but this Separation Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein or therein. This Separation Agreement and any and all matters arising directly or indirectly herefrom shall be governed under the laws of the State of New Jersey without reference to choice of law rules. Employer and Employee consent to the sole jurisdiction of the federal and state courts of New Jersey. **EMPLOYER AND EMPLOYEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION CONCERNING THIS SEPARATION AGREEMENT OR ANY AND ALL MATTERS ARISING DIRECTLY OR INDIRECTLY HEREFROM AND REPRESENT THAT THEY HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE OR HAVE CHOSEN VOLUNTARILY NOT TO DO SO SPECIFICALLY WITH RESPECT TO THIS WAIVER.**

11. Acknowledgments. Employer and Employee acknowledge and agree that:

(A) By entering in this Separation Agreement, Employee does not waive any rights or Claims that may arise after the date that Employee executes and deliver this Separation Agreement to Employer;

(B) This Separation Agreement is not intended to, and shall not in any way prohibit, limit or otherwise interfere with Employee's protected rights under federal, state or local law to without notice to the Employer: (i) communicate or file a charge with a government regulator; (ii) participate in an investigation or proceeding conducted by a government regulator; or (iii) receive an award paid by a government regulator for providing information;

(C) Nothing in this Separation Agreement shall preclude Employee from exercising Employee's rights, if any (i) under Section 601-608 of the Employee Retirement Income Security Act of 1974, as amended, popularly known as COBRA or (ii) under Employer's 401(k) plan; or (iii) with respect to Employer's stock option plan.

12. Opportunity for Review. **Employee is hereby advised and encouraged by Employer to consult with his own independent counsel before signing this Separation Agreement**. Employee represents and warrants that Employee: (i) has had sufficient opportunity to consider this Separation Agreement; (ii) has read this Separation Agreement; (iii) understands all the terms and conditions hereof; (iv) is not incompetent or had a guardian, conservator or trustee appointed for Employee; (v) has entered into this Separation Agreement of Employee's own free will and volition; (vi) has duly executed and delivered this Separation Agreement; (vii) understands that Employee is responsible for Employee's own attorney's fees and costs; (viii) has had the opportunity to review this Separation Agreement with counsel of Employee's choice or has chosen voluntarily not to do so; (ix) understands that Employee has been given twenty-one (21) days to review this Separation Agreement before signing this Separation Agreement and understands that he is free to use as much or as little of the 21-day period as he wishes or considers necessary before deciding to sign this Separation Agreement, (x) understands that if Employee does not sign and return this Separation Agreement to Matinas (Attn: Jerome D. Jabbour) within 21 days of receipt, Matinas shall have no obligation to enter into this Separation Agreement, Employee shall not be entitled to receive the Separation Payment, and (xi) understands that this Separation Agreement is valid, binding, and enforceable against the parties hereto in accordance with its terms. This Separation Agreement shall be effective and enforceable on the eighth day after execution and delivery to Matinas (Attn: Jerome D. Jabbour) by Employee. The parties hereto understand and agree that Employee may revoke this Separation Agreement after having executed and delivered it to Matinas by so advising Matinas (Attn: Jerome D. Jabbour) in writing no later than 11:59 p.m. on the seventh day after Employee's execution and delivery of this Separation Agreement to Matinas. If Employee revokes this Separation Agreement, it shall not be effective or enforceable, and Employee shall not be entitled to receive the Separation Payment.

[Signatures appear on the following page]

Agreed to and accepted on this 16th day of June, 2018.

Witness:

EMPLOYEE:

______________________ ______________________

Dominick DiPaolo

Agreed to and accepted on this 18th day of June, 2018.

MATINAS BIOPHARMA HOLDINGS, INC.

BY: ______________________

Jerome D. Jabbour